UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

DKG CAPITAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55650	46-3787845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 S Australian Ave, West Palm Beach FL 33401

(Address of Principal Executive Offices) (Zip Code)

(954) 837-6833

(Registrant’s telephone number, including area code)

No. 17-2-2, Jalan 3/62D, Medan Putra Business Centre

Bandar Menjalara, 522C

Kuala Lumpur, WP Kuala Lumpur

Malaysia

____________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 5.01 Changes in Control of Registrant

Item 5.02 Departure of Directors, Appointment of Certain Officers

Item 8.01 Other Events

The current management has terminated Tesh Casimir services as CEO of the Company.

Miro Zecevic has been named the new interim management and will be the President, Secretary and Treasurer.

The new management has made a settlement with existing creditors to compromise debt effective December 1, 2020.

The company has terminated the services of its current transfer agent Issuers Direct effective December 11, 2020.

The company has secured the services of a new transfer agent Pacific Stock Transfer effective December 11, 2020.

The controlling shareholder, Tesh Casimir, has entered into a share purchase agreement with Emry Capital to sell 10.3 million shares of common shares, effectively the control block for $50,000 less costs.

The transaction closed on December 4, 2020. The selling shareholder was unable to produce the 10.3 million share control block share certificate as he claimed as lost. The incident was reported to the transfer agent and the bond issuance company. The share price at the time for the issuer was $0.0011.

Item 9.01 Financial Statements and Exhibits

(d)

10.1	Stock Purchase Agreement
10.2	Agreement to Compromise Debt
10.3	Transfer Agent Termination Letter
10.4	Complaint filed with the State of Florida

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DKG Capital, Inc.

By:	/s/ Miro Zecevic
Miro Zecevic Interim President, Secretary and Treasurer

Date:  March 16, 2021

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